LOAN MODIFICATION AND EXTENSION AGREEMENT

THIS LOAN MODIFICATION AND EXTENSION AGREEMENT (“Agreement”) is made as of the 31st day of March, 2010, by and between STEELCLOUD, INC., a Virginia corporation (hereinafter referred to as the “Maker”, the “Company” or the "Borrower") and CALEDONIA CAPITAL CORPORATION, a Delaware corporation (hereinafter called the "Lender").

WITNESSETH:

WHEREAS, Borrower heretofore executed and delivered to the Lender its one certain Secured Promissory Note dated July 1, 2009 in the original principal amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (together with all amendments, modifications, substitutions, extensions or renewals thereof hereinafter referred to as "Note 1"); and

WHEREAS, Note 1 is governed and secured by that certain Business Loan and Security Agreement dated July 1, 2009 between Borrower and Lender (the "Loan Agreement"), encumbering Borrower’s interest in certain business asset, as more particularly described in the Loan Agreement (the "SteelWorks Mobile System"); and

WHEREAS, Borrower heretofore executed and delivered to the Lender its one certain Revolving Line of Credit Promissory Note dated November 3, 2009 in the original principal amount of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) (together with all amendments, modifications, substitutions, extensions or renewals thereof hereinafter referred to as "Note 2" and, together with Note 1 sometimes collectively referred to herein as the “Notes”); and

WHEREAS, Note 2 is governed and secured by that certain Line of Credit and Security Agreement dated November 3, 2009 between Borrower and Lender (the "Line of Credit Agreement"), encumbering all of Borrower’s business asset, as more particularly described in the Loan Agreement (the "Business Assets"); and

WHEREAS, the Maturity Date of Note 1 and Note 2 is currently March 31, 2010; and

WHEREAS, Borrower and Lender have agreed hereby upon the terms and conditions for the extension of the Maturity date of Note 1 and Note 2, as hereinafter set forth.

NOW, THEREFORE, the parties hereto in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, do hereby agree as follows:

1.           Incorporation of Recitals. The parties hereto acknowledge and agree that the recitals hereinabove set forth are true and correct in all material respects and that the same are incorporated herein and made a part hereof by this reference.

2.           Extension of Maturity Date. The Maturity Date of both Notes is hereby extended to December 31, 2011 (the “Extended Maturity Date”), when the entire principal balance remaining unpaid, together with interest accrued thereon, shall be due and payable in full.

3.           Interest. From and after April 1, 2010, interest shall accrue on the unpaid principal balance of both Notes at the rate of twenty percent (20.00%) per annum until paid. Interest shall continue to be due and payable in monthly installments of accrued interest on the 1st day of each month hereafter until the Extended Maturity Date. Section 1.2 of Note 1 is hereby deleted in its entirety without replacement. The following provision is hereby deleted from Note 2 without replacement:

“or (b) the date that the Borrower shall have raised a total of not less than $1,000,000 in New Equity Capital (defined below) from one or more investors (“Capitalization Date”). For the purposes of this clause, New Equity Capital shall be defined as capital invested in the equity of the Borrower accompanied by the issuance by Borrower of shares of stock which were not trading in the public markets prior to the date of this Note.”

4.           Outstanding Obligations.  Maker hereby represent that as of the date hereof the outstanding principal indebtedness evidenced by Note 1 is $250,000.00 and Note 2 is $150,000.00.

5.           Extension Fee/Accrued Late Fees.   In consideration of Lender’s agreement to extend the Maturity Date of the Notes and in satisfaction of certain accrued late fees due pursuant to the Notes, Borrower shall, concurrent with its execution of this Agreement shall issue and deliver to Lender certificate(s) evidencing 500,000 fully paid and non-assessable shares of the Borrower’s Common Stock, par value $0.001 per share (“Common Stock”).

6.           Modification of Existing Warrants.   It is recognized and acknowledged that Borrower has previously issued to Lender (i) that certain Common Stock Purchase Warrant dated November 4, 2009 granting to Lender the right to purchase from time to time up to 150,000 shares of Common Stock at a purchase price of $0.25 for each share of Common Stock so purchased, and (ii) that certain Common Stock Purchase Warrant dated November 23, 2009 granting to Lender the right to purchase from time to time up to 225,000 shares of Common Stock at a purchase price of $0.25 for each share of Common Stock so purchased (said Common Stock Purchase Warrants being collectively referred to herein as the “Existing Warrants”). Borrower and Lender do hereby agree that the Existing Warrants are both hereby amended to provide that the Exercise Price (as defined in such Existing Warrants) shall hereafter be $0.15 per share rather than $0.25 per share, subject to adjustment as provided in the Existing Warrants.

7.           Confirmation of Liens.  The Maker hereby acknowledge and agree that (i) the SteelWorks Mobile System is and shall remain in all respects subject to the lien, charge and encumbrance of the Loan Agreement, (ii) the Business Assets are and shall remain in all respects subject to the lien, charge and encumbrance of the Line of Credit Agreement, (iii) and nothing herein contained, and nothing done pursuant hereto, shall adversely affect or be construed to adversely affect the lien, charge, or encumbrance of, or conveyance effected by the Loan Agreement or the Line of Credit Agreement or the priority thereof over other liens, charges, encumbrances or conveyances, or to release or adversely affect the liability of any party or parties whomsoever who may now or hereafter be liable under or on account of the Notes or any of the Loan Documents (as hereinafter defined), nor shall anything herein contained or done in pursuance hereof adversely affect or be construed to adversely affect any other security or instrument held by the Lender as security for or evidence of the indebtedness evidenced and secured thereby.

8.           Continuation of Loan Terms.  Except as otherwise expressly set forth herein, the outstanding principal balance of the Notes shall continue to bear interest and to be repaid on the terms and subject to the conditions set forth in the Notes and the other documents evidencing and securing the Notes (this Agreement, the Notes, the Loan Agreement, the Line of Credit Agreement and all such other documents, whether currently existing or hereafter executed, and all modifications thereto, extensions or renewals thereof and substitutions therefor being hereinafter collectively referred to as the "Loan Documents"). All capitalized terms used but not defined in this Agreement shall have the meaning given to such terms in the Loan Documents.

9.           Expenses.  The Maker covenants and agrees to pay all fees, costs, charges and expenses incurred by the Lender in connection with the preparation of this Agreement and the extension of the Notes, including without limitation, the Lender's reasonable attorneys fees.

10.        Release of Claims.  The Maker hereby releases and waives all claims and/or defenses it now or hereafter may have against the Lender and its successors and assigns on account of any occurrence relating to the Notes and/or the other Loan Documents which accrued prior to the date hereof, including, but not limited to, any claim that the Lender (a) breached any obligations to the Maker in connection with the indebtedness evidenced by the Notes, (b) was or is in any way involved with the Maker as a partner, joint venturer, or in any other capacity whatsoever other than as a lender, (c) failed to timely respond to any offers to cure any defaults under any document or agreement executed by the Maker or any third party or parties in favor of the Lender. This release and waiver shall be effective as of the date of this Agreement and shall be binding upon the Maker, and shall inure to the benefit of the Lender and its successors and assigns. The term "Lender" as used herein shall include, but shall not be limited to, its present and former officers, directors, employees, agents and attorneys.

11.        Continuing Agreements; Novation.  Except as expressly modified hereby, the parties hereto ratify and confirm each and every provision of the Notes and each of the other Loan Documents as if the same were set forth herein. In the event that any of the terms and conditions in the Notes or in any of the other Loan Documents conflict in any way with the terms and provisions hereof, the terms and provisions hereof shall prevail. The parties hereto covenant and agree that the execution of this Agreement is not intended to and shall not cause or result in a novation with regard to the Notes and/or the other Loan Documents and that the existing indebtedness of the Maker to the Lender evidenced by the Notes is continuing, without interruption, and has not been discharged by a new agreement.

12.        Captions. The captions herein set forth are for convenience only and shall not be deemed to define, limit or describe the scope or intent of this Agreement.

13.        Governing Law. The provisions of this Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia as the same may be in effect from time to time.

14.        Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original. It shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on more than one counterpart.

15.        Additional Financial Covenants. Anything contained in the Loan Documents to the contrary notwithstanding, until Note 1 and Note 2 have been paid in full, Borrower covenants and agrees as follows:

Limitation on Indebtedness. Without the Lender’s prior written consent, Borrower shall not incur, create, contract for, waive, assume, have outstanding, guarantee or otherwise become liable with respect to any indebtedness other than (i) the indebtedness evidenced by the Notes, and (ii) unsecured trade payables incurred by Borrower in the ordinary course of operating its business.

16.         Lender’s Conversion Option. The Lender shall have the right at any time and from time to time to convert the all, or any part, of the outstanding balance due under the Notes into shares of Common Stock of the Borrower at the conversion rate of $0.10 per share of Common Stock (subject to adjustment in the event of stock splits or combinations). To exercise such conversion right, Lender must give written notice to Borrower (“Conversion Notice”) of such intent at least five (5) days prior to such conversion and specifying the portion of the outstanding principal balance of the Notes to be so converted. No fractional shares of the Company's Common Stock shall be issued upon conversion of the Notes. In lieu of the Company issuing any fractional shares to the Lender upon the conversion of the Notes, the Company shall pay to the Lender the amount of outstanding principal that is not so converted in cash. Within five (5) days after receipt of the Conversion Notice, (a) the Company at its expense will issue and deliver to the Lender a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion and pay any outstanding interest accrued under the Notes, (b) the principal balance of the Notes shall be reduced by the amount so converted, and (c) upon conversion of all of the outstanding principal balance due under the Notes, the Lender shall concurrently surrender the Notes, marked paid, at the principal office of the Company. Upon conversion of all of the outstanding principal balance due under the Notes, and payment of any accrued and outstanding interest thereon, the Company shall be forever released from all its obligations and liabilities under the Notes. Anything contained in the Notes to the contrary notwithstanding, neither of the Notes may be prepaid without the Borrower providing the Lender not less than thirty (30) days prior written notice of such prepayment and the Lender shall not be required to accept any prepayment of the Notes if following receipt of such written notice Lender has delivered a Conversion Notice to the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

BORROWER:

SteelCloud, Inc.

By:	/s/ Brian Hajost
Brian Hajost, President

LENDER:

Caledonia Capital Corporation

By:	/s/ Edward M. Murchie
Edward M. Murchie, President